Exhibit 10.5

CONSULTING AGREEMENT

CONSULTING AGREEMENT (this “Agreement”) made effective as of the 1st day of March, 2013, by and between ConRon Consulting, Inc. (the “Consultant”), and GulfSlope Energy, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company desires to obtain the benefit of the services of the Consultant in the areas of business development and strategic services; and

WHEREAS, the Consultant desires to render such services to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, it is agreed by and between the parties hereto as follows:

1.           Retention.  The Company hereby engages and retains the Consultant, and the Consultant hereby agrees to render services, as a consultant of the Company commencing on the date hereof.

2.           Services.  During the Term (as defined below), Consultant shall provide certain business development and strategic services to the Company, as directed and mutually agreed to between the Consultant and the Company’s board of directors from time to time, including without limitation providing advice relating to certain of the Company’s strategic and business development activities, working with other members of the board and members of the senior management team as an external resource.  Additionally, Consultant shall assist the Company in negotiating a definitive license agreement for certain seismic data from TGS-NOPEC Geophysical Company, and other license agreements with similarly situated companies.

3.           Term.  The term of this Agreement is one (1) year from the date hereof (the “Term”).

4.           Compensation.  The Company shall pay Consultant for his services during the Term compensation of $30,000.00 per month.

5.           Representations and Warranties.  Each of the Company and the Consultant represents and warrants to the other, to induce the other party’s reliance, that: (i) it has the power, authority, and legal capacity to enter into and to perform this Agreement; (ii) this Agreement when executed and delivered by the Company and the consultant will be a legal, valid and binding obligation enforceable against each party in accordance with its terms; (iii) the making of this Agreement by the parties does not violate any separate agreement, rights or obligations existing between the parties and any other person or entity, and, while this Agreement remains in effect, the parties shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement; (iv) neither party has entered, nor will enter, into any agreement, commitment or other arrangement which diminishes any of the rights herein granted; (v) each party will comply with all applicable laws, regulations, ordinances and statutes in performance of its obligations hereunder.

Exhibit 10.5

6.           Further Assurances.  Each party hereto shall, at the request of the other party hereto, at any time and from time to time after the date hereof, if further action is necessary to carry out this Agreement and consummate and make effective the transactions contemplated by this Agreement, execute and deliver or cause to be executed and delivered all such further instruments and take or cause to be taken all such further action as may be reasonably necessary or appropriate in order to confirm or carry out the provisions of this Agreement.

7.           Amendment.  This Agreement may not be amended except by a written agreement signed by each party hereto.

8.           Severability.  The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.  If any provision is held invalid or unenforceable in any jurisdiction, it shall remain in force and be enforceable in any other territory or jurisdiction.

9.           Binding Effect. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors, and assigns.  Each party hereto in furtherance hereof shall execute a will directing his executor to perform this Agreement and to execute all documents necessary to effectuate its purposes.  The failure to execute such will, however, shall not affect the rights of any party hereto or the obligations of any estate, as provided in this Agreement.

10.           Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof; and supersedes any and all prior agreements and understandings among any or all of the parties hereto.

11.           Waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

12.           Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

13.           Governing Law and Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.  The Company and the Consultant hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Court for the Southern District of Texas for any lawsuits, actions or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, action or other proceeding except in such courts.

14.           Judicial Interpretation.  Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that both parties have participated in the preparation of this Agreement.

Exhibit 10.5

15.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be one and the same instrument.

[Signature page follows]

Exhibit 10.5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date first above written.

.	GULFSLOPE ENERGY, INC

/s/ JAMES M. ASKEW
Name: James M. Askew Title: President and Chief Executive Officer

CONSULTANT
ConRon Consulting, Inc.

/s/ DR. RONALD A. BAIN
Name: Dr. Ronald A. Bain
Title: President